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                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 26, 2001
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                           EXCHANGE APPLICATIONS, INC.
                           ---------------------------
               (Exact Name of Registrant as Specified in Charter)



         DELAWARE                     0-24679                  04-3338916
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(State or Other Jurisdiction        (Commission               (IRS Employer
    of Incorporation)               File Number)            Identification No.)


                  89 South Street, Boston, Massachusetts 02111
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               (Address of Principal Executive Offices) (ZIP Code)


        Registrant's telephone number, including area code (617) 737-2244
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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.
        ---------------------------------

     The transaction described below in "Item 5. Other Events." may at a subsequent date result in a change of control of the registrant.

ITEM 5. OTHER EVENTS.
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     On July 26, 2001, Exchange Applications, Inc. (the "Company"), and Exstatic
Software, Inc. ("eXstatic"), a wholly-owned subsidiary of the Company, issued two 12% Senior Secured Convertible Debentures due January 10, 2005 (the "Convertible Debentures") to Insight Venture Partners and certain of its affiliated funds (collectively, "Insight"), in a principal amount of $7,241,307.37 and $5,000,000, respectively. In consideration for the issuance of the Convertible Debentures, (i) all of the obligations of the Company (including the principal amount and all accrued interest) under the Company's $7,000,000
12% Bridge Promissory Note, dated June 1, 2001, issued to Insight, were terminated and (ii) the Company received $5,000,000 in cash.

     Pursuant to a letter agreement, dated April 16, 2001 (the "Insight Agreement"), Insight agreed to provide certain financing to the Company. The Company received assurances from Insight that, pursuant to the Insight Agreement and subject to the limitations and conditions set forth therein, Insight will provide, on or before October 31, 2001 (as required by the Company for its operations), either directly or through its affiliates or designees, additional financing to the Company, whether pursuant to the Insight Agreement or otherwise (the "Additional Financing"). The amount of the Additional Financing would be at least $3 million as requested by the Company and, if requested by the Company and approved by Insight or its designees, as applicable, an additional amount of up to $12 million (for a total of up to $15 million).

     The Convertible Debentures bear interest at 12% per annum, payable quarterly, at the Company's option, in cash or in additional convertible debentures, and are secured by a security interest in all the assets and property of the Company and eXstatic. The Convertible Debentures are convertible into shares of the Company's common stock, par value $.01 per share ("Common Stock"), at a rate equal to the quotient obtained by dividing (A) 103% of the outstanding principal amount of the Convertible Debentures being converted, plus accrued and unpaid interest thereon, by (B) the Conversion Price. The Conversion Price equals $0.43447 (a 7.5% discount to the weighted average of the prices of all trades of the Common Stock for the five (5) trading days ending July 25,
2001). As of July 26, 2001, the Convertible Debentures were convertible into 29,020,524 shares of Common Stock.

     The investments constituting the Additional Financing may be made in one or more stages. The initial $3 million investment would be made under the Insight Agreement and would be made on or before August 31, 2001, as required by the Company. Additional investments under the Additional Financing, as required by the Company, may be provided by Insight or its affiliates or designees as of such date, or thereafter. In any case, the terms of the Additional Financing will be substantially

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identical to the terms of the Convertible Debentures (including the timing and method of pricing of the convertible debentures for each stage of the Additional Financing being made as of the closing date for the applicable stage of Additional Financing).

     The Convertible Debentures do not have voting rights. Assuming the conversion of all of the Convertible Debentures into Common Stock, a change of control of the Company would occur based upon the securities of the Company currently outstanding.

     Under Nasdaq Marketplace Rules 4350(i)(1)(B) and 4350(i)(1)(D)(ii), shareholder approval is normally required for investments similar to the Convertible Debentures and the Additional Financing described above (collectively, the "Financing"). However, the Company requested from Nasdaq an exception to this shareholder approval requirement pursuant to Nasdaq Marketplace Rule 4350(i)(2) and a waiver of the voting rights rules of Nasdaq Marketplace Rule 4351. Rule 4350(i)(2) provides that "exceptions may be made upon application to Nasdaq when: (A) the delay in securing shareholder approval would seriously jeopardize the financial viability of the enterprise; and (B) reliance by the company on this exception is expressly approved by the Audit Committee or a comparable body of the Board of Directors." The Company obtained such exception to the shareholder approval requirements from The Nasdaq Stock Market, citing the Company's immediate need for the funds.

     The Company experienced a cash shortage in July and required funds to pay certain of its essential operating obligations. It would not have been possible to prepare and file a proxy statement with the Securities and Exchange Commission and hold a shareholders' meeting to approve the Financing in order to meet these obligations. The Board of Directors of the Company unanimously made a determination that an immediate sale of securities to Insight was necessary and in the best interests of the Company and its shareholders, and expressly approved the Company's reliance on this exception to the shareholder approval requirement. In order to avoid the need for further exceptions from Nasdaq in the event the Company has a cash shortage later this year and requests additional funding from Insight, the Company requested, and Nasdaq provided, that the exception to the Nasdaq shareholder approval requirement cover the entire amount of the Additional Financing.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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        (C)  EXHIBITS.
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        Exhibit 99.1        Form of Securities Purchase Agreement, dated as of
                            July 26, 2001, by and among the Company, eXstatic and Insight.

        Exhibit 99.2 Form of 12% Senior Subordinated Convertible Debenture issued by the Company to Insight, dated July 26, 2001.

        Exhibit 99.3 Form of 12% Senior Subordinated Convertible Debenture, issued by the Company to Insight, dated July 26, 2001.

        Exhibit 99.4 Form of Fourth Amended and Restated Registration Right Agreement, dated as of July 26, 2001, by and among the Company and Insight.

        Exhibit 99.5 Form of Security Agreement, dated as of July 26, 2001, by and among the Company, eXstatic and Insight.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   EXCHANGE APPLICATIONS, INC.



                                   By:     /s/ Andrew J. Frawley
                                           -------------------------------------
                                           Andrew J. Frawley
                                           Chairman of the Board
Dated:  August 10, 2001














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                                  EXHIBIT INDEX


Exhibit No.                 Description
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Exhibit 99.1                Form of Securities Purchase Agreement, dated as of
                            July 26, 2001, by and among the Company, eXstatic and Insight.

Exhibit 99.2 Form of 12% Senior Subordinated Convertible Debenture issued by the Company to Insight, dated July 26, 2001.

Exhibit 99.3 Form of 12% Senior Subordinated Convertible Debenture issued by the Company to Insight, dated July 26, 2001.

Exhibit 99.4 Form of Fourth Amended and Restated Registration Right Agreement, dated as of July 26, 2001, by and among the Company and Insight.

Exhibit 99.5 Form of Security Agreement, dated as of July 26, 2001, by and among the Company, eXstatic and Insight.






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